CHRISTINE HAYER REPASY                                        [LOGO]
SENIOR VICE PRESIDENT AND                                     HARTFORD LIFE
GENERAL COUNSEL
DIRECT DIAL: (860) 843-3560
FAX: (860) 843-8665
INTERNET: crepasy@hartfordlife.com

April 8, 2002



Board of Directors
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:    SEPARATE ACCOUNT ONE
       HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
       FILE NO. 33-56790

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life and Annuity Insurance Company Separate Account One (the "Account") in connection with the registration of an indefinite amount of securities in the form of tax-deferred variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Sincerely,

/s/ Christine Hayer Repasy

Christine Hayer Repasy



                       Hartford Life Insurance Companies
        Life Law Department, B1E, 200 Hopmeadow Street, Simsbury, CT 06089
                  Mail P.O. Box 2999, Hartford, CT 06104-2999